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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             CHEVIOT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


                FEDERAL                                   (APPLIED FOR)
 (State of incorporation or organization       (IRS Employer Identification No.)

          3723 GLENMORE AVENUE
              CHEVIOT, OHIO                                     45211
 (Address of principal executive offices)                    (Zip Code)

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

              Title of each Class           Name of each exchange on which
              to be so registered           each class is to be registered

                      N/A                                 N/A

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-106663 (if applicable)
----------

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                     ---------------------------------------
                                (TITLE OF CLASS)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-106663), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Cheviot Financial Corp." in the Registrant's prospectus.

ITEM 2.  EXHIBITS.

1. Registration Statement on Form S-1 (Registration Number 333-106663) dated June 30, 2003, as amended on September 2, 2003, September 30, 2003, October 20, 2003 and November 11, 2003 is hereby incorporated by reference.

2. Post-Effective Amendment to the Registration Statement of Form S-1 (Registration Number 333-106663) dated November 26, 2003 is hereby incorporated by reference.

3. Federal Holding Company Stock Charter filed as Exhibit 3.1 of the Registration Statement on Form S-1 (Registration Number 333-106663) on June 30, 2003 is hereby incorporated by reference.

4. Bylaws filed as Exhibit 3.2 of the Registration Statement on Form S-1 (Registration Number 333-106663) on June 30, 2003 is hereby incorporated by reference.

5. Specimen Stock Certificate filed as Exhibit 4 of the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration Number 333-106663) on September 2, 2003 is hereby incorporated by reference.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 23, 2003

                                                  CHEVIOT FINANCIAL CORP.


                                                  By: /s/ Thomas J. Linneman
                                                     ---------------------------
                                                  Name: Thomas J. Linneman
                                                  Title: President and CEO












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